SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2008

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

581 Higuera Street, San Luis Obispo, CA 93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On February 25, 2008 Mission Community Bancorp, San Luis Obispo, California, parent of Mission Community Bank, announced the closing of its secondary stock offering as of February 15, 2008.   The offering closed with a total of 410,644 new shares being issued for gross cash proceeds of $7,391,592.00.    Mission Community Bancorp filed a registration statement with the Securities and Exchange Commission for the offer and sale of shares of its common stock in June of 2007.  The company offered up to 597,000 shares of common stock at $18.00 per share, for sale on a best efforts basis, with a minimum of 166,667 shares being required to be sold in order to close the offering.  Seapower Carpenter Capital, Inc. was engaged by Mission Community Bancorp to assist in the sale of the Company’s stock.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated February 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2008		MISSION COMMUNITY BANCORP

	By:	/s/ Anita M. Robinson
Anita M. Robinson, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Title

99.1	Press Release dated February 25, 2008